UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

Frederick County Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 000-50407

Maryland	20-0049496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 North Market Street, Frederick, Maryland 21701

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (301) 620-1400

N/A

Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Securities Holders

(a)                                  On April 13, 2010, the annual meeting of shareholders of Frederick County Bancorp, Inc. (the “Company”) was held for the purpose of:

(i)                                     electing eleven (11) directors to serve until the next annual meeting and until their successors are duly elected and qualified, and

(ii)                                  ratifying the appointment of Stegman & Company as the Company’s independent registered public accounting firm.

(b)                                 (i)                                     The name of each director elected at the meeting, and the votes cast for such persons, who constitute the entire Board of Directors in office following the meeting, are set forth below.

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Emil D. Bennett	813,137	700	253,944
John N. Burdette	811,637	2,200	253,944
John Denham Crum	813,637	200	253,944
George E. Dredden, Jr.	806,843	6,994	253,944
William S. Fout	813,487	350	253,944
Helen G. Hahn	813,637	200	253,944
William J. Kissner	813,637	200	253,944
Martin S. Lapera	813,637	200	253,944
Kenneth G. McCombs	813,637	200	253,944
Farhad Memarsadeghi	809,087	4,750	253,944
Raymond Raedy	813,287	550	253,944

(ii)                                  The number of votes cast for or against, and the number of abstentions and broker non-votes cast on the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm is as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,064,131	—	3,650	—

(c)                                  There have been no settlements between the Company and any other person with respect to terminating any solicitation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK COUNTY BANCORP, INC.
(Registrant)

	By:	/s/ William R. Talley, Jr.
William R. Talley, Jr., Executive Vice President
and Chief Financial Officer
(Principal Accounting Officer)

Dated: April 16, 2010